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                                                                EXHIBIT (11)(a)



                               CONSENT OF COUNSEL




CONESTOGA FAMILY OF FUNDS

         We hereby consent to the use of our name and to the references to our firm under the caption "Management of the Company - Counsel" in the Statement of Additional Information included in Post-Effective Amendment No. 14 to the Registration Statement (File No. 33-30431) on Form N-1A of Conestoga Family of Funds under the Securities Act of l933 and the Investment Company Act of l940, respectively. This consent does not constitute a consent under Section 7 of the Securities Act of l933, and in consenting to the use of our name and the references to our firm under such captions we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the rules and regulations of the Securities and Exchange Commission thereunder.




                                           s/ DRINKER BIDDLE & REATH
                                           -------------------------
                                           DRINKER BIDDLE & REATH


Philadelphia, Pennsylvania
December 27, 1995